Amendment to Loan Documents

PNC

THIS AMENDMENT TO LOAN DOCUMENTS (this "**Amendment**") is made as of June 28, 2023, by and between **INNOVATIVE SOLUTIONS AND SUPPORT, INC.**, a Pennsylvania corporation, and **INNOVATIVE SOLUTIONS AND SUPPORT, LLC**, a Pennsylvania limited liability company (jointly and severally, individually and collectively, the "**Borrower**"), and **PNC BANK, NATIONAL ASSOCIATION** (the "**Bank**").

BACKGROUND

A. The Borrower or another obligor has executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the "**Loan Documents**") which evidence or secure some or all of the indebtedness and other obligations of the Borrower to the Bank for one or more loans or other extensions of credit (as used herein, collectively, together with the Obligations, if and as defined in the Loan Documents, the "**Obligations**"). Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.

B. The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower's existing and future Obligations to the Bank, as modified by this Amendment.

4. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5. To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys' fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7. Notwithstanding any other provision herein or in the other Loan Documents, the Borrower agrees that this Amendment, the Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a "**Communication**") may, at the Bank's option, be in the form of an electronic record. Any Communication may, at the Bank's option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Borrower and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8. The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).

9. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

10. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State identified in and governing the Loan Documents that are being amended hereby (the "**State**"), excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act). This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State.

11. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). **The Borrower expressly ratifies and confirms the dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Loan Documents, all of which are incorporated herein by reference.**

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

By:______________________________ (SEAL)
Michael Linacre, CFO

INNOVATIVE SOLUTIONS AND SUPPORT, LLC

By:______________________________ (SEAL)
Michael Linacre, CFO

PNC BANK, NATIONAL ASSOCIATION

By: John M DiNapoli (SEAL)
John M. DiNapoli, Senior Vice President

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF June 28, 2023

A. **Loan Documents.** The Loan Documents that are the subject of this Amendment include the following (as each of such documents has been amended, modified or otherwise supplemented previously):

1. Loan Agreement dated May 11, 2023

2. $10,000,000 Revolving Line of Credit Note dated May 11, 2023 (the "**Line of Credit Note**")

3. Line of Credit and Investment Sweep Rider May 11, 2023

4. Security Agreements dated May 11, 2023 executed by Bank and by Innovative Solutions and Support, Inc., Innovative Solutions and Support, LLC, IS&S Delaware, Inc. and IS&S Holdings, Inc.

5. Guaranty and Suretyship Agreements dated May 11, 2023 executed by IS&S Delaware, Inc. and IS&S Holdings, Inc.

6. Reimbursement Agreement for Letters of Credit dated May 11, 2023

7. All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B. **Additional Loan Documents**.

1. **Term Note**. Concurrently with the execution and delivery of this Amendment, the Borrower shall execute and deliver a Term Note in the original principal amount of $20,000,000.00, in form and substance satisfactory to the Bank (the "**Term Note**").

C. **Amendment(s).** The Loan Documents are amended as follows:

1. The following is hereby added as Section 1.2 to the Loan Agreement:

"1.2 Term Loan. One of the Loans governed by this Agreement is a term loan in the amount of $20,000,000.00 (the "Term Loan"). The proceeds of the Term Loan will be used to provide funding for acquisitions of the Project Raspberry and Project Ramen Honeywell product lines by the Borrower."

2. Section (1) of Section 4.8 of the Addendum to the Loan Agreement is hereby deleted and replaced with the following:

"The Borrower will maintain at all times a ratio of Funded Debt to EBITDA of less than the following, to be measured quarterly commencing with the quarter ending June 30, 2023:

For quarters ending June 30, 2023 through September 30, 2023	**3.75 to 1**
For quarters ending December 31, 2023 through March 31, 2024	**3.50 to 1**
For quarters ending June 30, 2024 and thereafter	**3.00 to 1**

3. The definition of EBITDA set forth in Section 4.8 of the Addendum to the Loan Agreement is hereby deleted and replaced with the following:

""EBITDA" means net income plus interest expense plus income tax expense plus depreciation plus amortization plus non-cash stock-based compensation."

4. The interest rate specified in Section 2 of the Line of Credit Note is hereby amended to be a rate per annum which is at all times equal to the sum of (A) Daily SOFR plus (B) an unadjusted spread of the Applicable SOFR Margin plus (C) a SOFR adjustment of ten basis points (0.10%).

5. The following definition is hereby added to Section 3 of the Line of Credit Note:

""Applicable SOFR Margin" shall mean the percent per annum equal to the amount set forth under the applicable column opposite the Total Funded Debt to EBITDA ratio set forth below as shown on the last compliance certificate delivered to the Bank pursuant to the Loan Documents prior to such date:

Level	Total Funded Debt to EBITDA ratio	Applicable SOFR Margin*
I	Less than 2.00 to 1.00	1.5%
II	Greater than or equal to 2.00 to 1.00 and less than 3.00 to 1.00	2.0%
III	Greater than or equal to 3.00 to 1.00	2.5%

*** The Applicable SOFR Margin will be adjusted by Bank on a quarterly basis as necessary on the first Business Day of each calendar month following submission to Bank of the Borrower's Financial Statements as required pursuant to the Loan Documents and the compliance certificate required in connection therewith; provided, however, if Borrower does not deliver either its Financial Statements or such compliance certificate by the date required pursuant to the Loan Documents, the Applicable SOFR Margin will automatically be adjusted on the first Business Day of the month following the due date for such Financial Statements to the highest Applicable SOFR Margin and will stay at such rate until the first Business Day following the month in which such Financial Statements are actually delivered. The Applicable SOFR Margin to be applied until receipt of the Borrower's next compliance certificate shall be at Level III."**

D. Conditions to Effectiveness of Amendment. The Bank's willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1. Execution by all parties and delivery to the Bank of

    a. This Amendment, including the attached Consent

    b. The Term Note

    c. A Loan Fee and Disbursement Authorization

2. Payment by the Borrower to the Bank of a fee in the amount of $25,000, and payment by the Borrower of the fees and expenses of the Bank's outside counsel in connection with this Amendment.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (jointly and severally if more than one, the "**Guarantor**") consents to the provisions of the foregoing Amendment and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor's obligations under its Guaranty and Suretyship Agreement dated as of May 11, 2023 (collectively if more than one, the "**Guaranty**"), relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered (except as expressly modified by the Amendment) and in full force and effect, are hereby ratified and confirmed, and continue to apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor's existing and future Obligations to the Bank, as modified by this Amendment.

By signing below, the Guarantor agrees that this Consent, the Guaranty, the other Loan Documents, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a "**Communication**") may, at the Bank's option, be in the form of an electronic record. Any Communication may, at the Bank's option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Guarantor acknowledges and agrees that the methods for delivering Communications, including notices, under the Guaranty and the other Loan Documents include electronic transmittal to any electronic address provided by any party to the other party from time to time.

By signing below, each Guarantor who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Guarantor's personal credit profile from one or more national credit bureaus. This authorization extends to obtaining a credit profile (i) in considering an application for credit that is evidenced, guaranteed or secured by the Guaranty or documents relating thereto, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations. By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein. For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies. A photocopy or facsimile copy of this authorization shall be valid as the original. By signature below, each such Guarantor affirms his/her identity as the respective individual(s) identified in the Guaranty.

The Guarantor ratifies and confirms the indemnification and waiver of jury trial or arbitration provisions contained in the Guaranty, all of which are incorporated herein by reference.

WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

IS&S DELAWARE, INC.

By:______________________________ (SEAL)

Michael Linacre, CFO

IS&S HOLDINGS, INC.

By:______________________________ (SEAL)

Michael Linacre, CFO